UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/ A
(Amendment No 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GAMING ENTERTAINMENT INTERNATIONAL INC.
(Name of small business issuer in its charter)
Nevada	46-1738980
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11700 W. Charleston Blvd. Suite 170-170 Las Vegas, Nevada 89135
(Address of principal executive offices)

(702) 755-3745
(Issuer’s telephone number)
Title of each class to be so registered	Name of each exchange on which registered:
Common Stock, $0.001

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ X ]

Securities Act registration statement file number to which this form relates: 333-189283

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001

________________________________________________________________________________________

(Title of class)

EXPLANATORY NOTE:

This amendment to the Registrant’s Form 8-A filed on April 24, 2014 is being filed to correct typographical error of the Registrant’s registration statement file number. All other items remain unchanged.

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

Incorporation by reference to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 13, 2013, as amended.

Item 2. Exhibits.

None

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized on May 1 , 2014.

GAMING ENTERTAINMENT INTERNATIONAL INC.

By: /s/ Sylvain Desrosiers

Sylvain Desrosiers

Chief Executive Officer and Director

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